                       3131 ELLIOTT AVENUE
                          OFFICE LEASE


     THIS LEASE, made the 29th day of April, 1996 by and between MARTIN SELIG, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1048, hereinafter referred to as "Lessor" and Emeritus Corporation, hereinafter referred to as "Lessee".

     1. DESCRIPTION. Lessor in consideration of the agreements contained in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of the agreed upon square footage of 22,248 (hereinafter referred to as "Premises") situated on the fifth floor level of the 3131 Elliott Building, 3131 Elliott Avenue, City of Seattle, State of Washington, 98121. The legal description of which is:

     Lots 3 through 11, Block 166 Seattle Tideland: together with that portion of lots 1 through 5, Block 2, William N. Bell's seventh addition to the City of Seattle, which lies easterly of Block 166 of Seattle Tidelands.

     Suite 500

     2. TERM. The term of this lease shall be for a period of one-hundred twenty (120) months, commencing the date substantial completion or the 1st day of July, 1996, whichever is later, and ending one-hundred (120) months thereafter.

     In the event the Premises are not ready for occupancy on the date set forth above, whether occasioned by Lessor or Lessee, the lease term shall be extended in such a manner as to reflect the delay occasioned by the failure of the Premises to be ready to occupancy. In no event shall Lessor or Lessee be liable for any further damages.

     3. RENT. Lessee covenants and agrees to pay Lessor rent each month advance on the first day of each calendar month. Rent shall be computed at the annual base rental rate of $17.00 per rentable square foot for months 1-60 and $19.00 per rentable square foot for months 61-120. Rent for any fractional calendar month, at the beginning or end of the term, shall be the pro rated portion of the rent computed on an annual basis. Lessee will not be deemed to be in default with respect to the payment of rent unless the same is not paid when due or within ten (10) days thereafter.

     4. CONSIDERATION. As consideration for the execution of this lease, Lessee has this date paid to Lessor the sum of $0.00, receipt of which is hereby acknowledged. In the event Lessee fully complies with all the terms and conditions of this lease, but not otherwise, an amount equal to such sum shall be credited on the last month's rental on the term of this lease.

     5. USES. Lessee agrees that Lessee will use and occupy said Premises for general offices and related purposes and for no other purposes.

     6. RULES AND REGULATIONS. Lessee and its agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease.

     7. CARE AND SURRENDER OF PREMISES. Lessee shall take good care of the Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. At the expiration or sooner termination of this lease,

Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements, or fire excepted). Lessee shall be responsible for removal of all personal property from the Premises, (excepting fixtures being that which is attached to the Premises, and property of the Lessor) including, but not limited to, the removal of Lessee's communication cabling, telephone equipment and signage. Lessee shall be responsible for repairing any damage to the Premises caused by such removal. If Lessee fails to remove and restore the Premises at lease expiration, then Lessor shall have the right to remove said property and restore the Premises and Lessee shall be responsible for all costs associated therewith. Lessee shall also be responsible for those costs incurred by Lessor for removing debris Lessee may discard in the process of preparing to vacate the Premises and for a final cleaning of the Premises, including, but not limited to removal and disposal of Lessee's personal property remaining in the Premises.

     8. ALTERATIONS. Lessee shall not make any alterations or improvements in, or additions to said Premises without first obtaining the written consent of Lessor. All such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury.

     9. RESTRICTIONS. Lessee will not use or permit to be used in said Premises anything that will increase the rate of insurance on said building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting said Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building.

     10. WEIGHT RESTRICTIONS. Safes, furniture or bulky articles may be moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, and Lessor shall have the right to locate the position of any article of weight in said Premises if Lessor so desires.

     11. SIGN RESTRICTION. No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor. Notwithstanding the above, Lessee shall have the right to install monument type signage outside the building off Elliott Avenue at Lessee's sole cost and expense but with Lessor's prior written approval of such signage.

     12. LOCKS. Lessee shall have access to the premises twenty-four (24) hours per day, three-hundred sixty-five (365) days per year. Lessor shall provide, at no charge, Lessee's keys and card keys at the time of lease commencement, but thereafter at Lessee's expense. No additional locks shall be placed upon any doors of the Premises. Keys will be furnished to each door lock. At the termination of the lease, Lessee shall surrender all keys, to the Premises including card keys whether paid for or not.

     13. KEY. Lessor, his janitor, engineer or other agents may retain a pass key to said Premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance of said
Premises.

     14. TELEPHONE SERVICE. If Lessee desires telephonic or any other electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

     15. SERVICES. Lessor shall maintain Premises and the public and common areas of building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition and in a manner consistent with comparable first class office buildings in Seattle, except for damage occasioned by the act of Lessee.

     Lessor shall furnish the Premises with electricity for lighting and operation of low power usage office machines, heat, normal office air-conditioning, and elevator services, during the ordinary business hours of the building. Heating and air conditioning shall be available to Lessee at times at no additional cost. Air-conditioning units and electricity therefore for special air-conditioning requirements, such as for computer centers, shall be at Lessee's expense. Lessor shall also provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and customary janitor service.

     Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever, except in the event the same is due to the negligence or willful misconduct of Lessor or the breach by Lessor of it obligations hereunder. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident or strike or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder. For purposes hereof, an interruption in or failure of service shall be deemed to be temporary if it lasts for less than forty eight
(48) consecutive hours. In which case Lessee shall be limited to a rent abatement for any period exceeding forty eight (48) consecutive hours for any portion of the premises rendered unusable.

     Lessor acknowledges and agrees that it shall promptly respond to and to take appropriate corrective action with respect to any defects or deficiencies identified by Lessee in the condition of the building or the Premises or the services provided by Lessor under the terms of this Lease. In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessor's building office and not to Lessor's employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of such rules and regulations as may from time to time be implemented by Lessor as in his judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment may be needed for the safety, care and cleanliness of the Premises and the building and for the preservation of order therein.

     16. SOLICITORS. Lessor will make an effort to keep solicitors out of the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

     17. FLOOR PLAN. The floor plan and specifications for Lessee's occupancy shall be attached hereto and marked Exhibit "A" which shall be approved by both Lessor and Lessee, both of whose approval shall not be unreasonably withheld.

     18. ASSIGNMENT. Lessee will not assign this lease, or any interest hereunder, and this lease, or any interest hereunder, shall not be assigned by operation of law. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents of Lessee without first obtaining the written consent of Lessor, which shall not be unreasonably withheld or delayed, provided however, Lessee shall have the right to sublease all or any portion of the Premises to an affiliated entity, i.e., an entity which is controlled by or under common control with Lessee, without the prior written consent of Lessor but with written notice to Lessor. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Lessor, which shall not be unreasonably withheld or delayed. In the event Lessee desires to assign or sublet said Premises or any part thereof, Lessor shall have the first right, but not the obligation to re-lease the Premises.

     19. OPERATING SERVICES AND REAL ESTATE TAXES. The annual base rental rate per rentable square foot in Paragraph 3 includes Lessee's proportionate share of Operating Services and Real Estate Taxes for the first twelve months of the lease term, "Base Year Costs". Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis.

                                  DEFINITIONS


BASE YEAR

For computing the Base Year Costs, the base year shall be the calendar year stated herein or if a specific calendar year is not stated herein then the base year shall be the calendar year in which the lease term commences. The base year shall be the calendar year 1996.

COMPARISON YEAR

The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.

OPERATING SERVICES

"Operating Services" include, but are not limited to, the charges incurred by Lessor for: building operation salaries, benefits, management fee of five percent (5%) of gross income for the building, insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, elevator, etc. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority, (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services shall not include any of the following:

     (i) legal fees, auditing fees, brokerage commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

     (ii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

     (iii)  damage and repairs attributable to fire or other casualty;

     (iv) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor's employees, contractors or agents;

     (v) executive salaries to the extent that such services are not in connection with the management, operation, repair or maintenance of the building;

     (vi)  Lessor's general overhead expenses not related to the building;

     (vii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the building or any part thereof unless the outcome is to the financial benefit of all tenants;

     (viii) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (1) vacant space (excluding common areas) in the building or (2) space for tenants or other occupants in the building and costs incurred in supplying any item or service to less than all of the tenants in the building;

     (ix) costs incurred due to a violation by Lessor or any other tenant of the building of the terms and conditions of a lease;

     (x) cost of any specific service provided to Lessee or other occupants of the building for which Lessor is reimbursed (but not including Operating Services and Real Estate Tax Increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

     (xi) costs and expenses which would be capitalized under generally accepted accounting principles, with the exception of the capital investment items specified hereinabove;

     (xii) building management fees in excess of the management fees specified hereinabove;

     (xiii) cost incurred with owning and/or operating the parking lot(s) serving the building by independent parking operator(s).

     (xiv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

     (xv)  rent called for under any ground lease or master lease;

     (xvi) principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the building; and

Operating Services shall be adjusted for the Base Year and all Comparison Year(s) to reflect the greater of actual occupancy or 95% occupancy.

REAL ESTATE TAXES

Real Estate Taxes shall be the taxes paid by Lessor in the base year and each respective Comparison Year.

PROPORTIONATE BASIS

Lessee's share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the leased Premises (see Paragraph 1) and the denominator of which shall be the number of rentable square feet in the building in which the leased Premises are located.

COMPUTATION OF ADJUSTMENTS TO BASE YEAR COSTS

Any adjustment to Base Year Costs will commence to occur in Month 13 of the lease term with subsequent adjustments commencing every twelve months of the lease term or in Months 25, 37, 49, etc. as appropriate under the lease term. Lessee shall be responsible for any increase between Lessee's proportionate share of Base Year Costs and Lessee's proportionate share of each respective Comparison Year(s) Costs. The increase shall be the increase to each expense individually. These costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual costs when annual audited numbers are completed. For the purpose of calculating projected increases to Base Year Costs, Lessor shall review historical data to predict if any estimated increases would be anticipated in a Comparison Year(s). If they are, then commencing in Month 13 and/or every twelve month period thereafter, Lessor will assess a monthly charge to be paid together with monthly base rent. Once actual cost data for Comparison Year(s) Real Estate Taxes and Operating Services for the entire building is formulated in accordance with generally accepted accounting principles and adjusted to the greater of actual occupancy or 95% occupancy, then Lessee's estimated pass-through costs shall be corrected with Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs, at that time in a lump sum payment.

Upon termination of this lease, the amount of any corrected amount between estimated and actual costs with respect to the final comparison year shall survive the termination of the lease and shall be paid to Lessee or Lessor as appropriate within thirty (30) days after final reconciliation.

Computation of or adjustment to Operating Services and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a three hundred sixty-five (365) day year.

For an example, see Exhibit B attached hereto.

Notwithstanding the other provisions of this lease, the pass-through of all Operating Services, as described in Paragraph 19, shall not exceed eight percent (8%) per year on a cumulative basis. For example, if in years 2 and 3, Lessee's total escalation charges increased by seven percent (7%) and eight percent (8%) respectively, then if in year 4 costs increase by ten percent (10%), then Lessor can charge Lessee a maximum increase of nine percent (9%) or a total escalation cost increase of twenty-four percent (24%) over the three subsequent years after year 1. Real Estate Taxes shall be passed through based on the actual taxes paid.

     20. ADDITIONAL TAXES OR ASSESSMENTS. Should there presently be in effect or should there be enacted during the term of the lease, any law, statute or ordinance levying any assessment or any tax upon rents or the income from real estate or rental property (other than federal or state income taxes), Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

     21. LATE PAYMENTS. Any payment, required to be made pursuant to this Lease, not made on the date the same is due or within any cure period provided for herein or shall bear Interest at a rate equal to three percent (3%) above the prime rate of interest charged from time to time by Seafirst National Bank, or its successor.

     In addition to any Interest charged herein, a late charge of five percent (5%) of the payment amount shall be incurred for payments received more than five (5) days late.

     22. RISK. All personal property of any kind or description whatsoever in the demised Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinkling fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of the negligence or willful misconduct of Lessor or a breach by Lessor of its obligations hereunder, in which case Lessor shall be responsible therefor Lessor's proportionate share and shall indemnify Lessee from any and all loss, costs, damages and expenses which it may incur as a result of Lessor's proportionate share thereof. Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force.

     23. INDEMNIFICATION. Lessee will defend, indemnify and hold harmless Lessor from any claim, liability or suit including reasonable attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee's agents, employees, servants, customers or clients.

     24. WAIVER OF SUBROGATION. Lessee and Lessor do hereby release and relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on, or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees, or otherwise.

     25. SUBORDINATION. This lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to Lessor, all customary estoppel certificates deemed necessary or desirable by Lessor to further effect the provisions of this paragraph.

     26. CASUALTY. In the event the leased Premises or the said building is destroyed or injured by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty (60) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. If necessary, Lessor will provide access to any needed alternative space for Lessee at the fair market rate not to exceed Lessee's rental rate hereunder.

     27. INSOLVENCY. If Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt, then Lessor may at Lessor's option terminate this lease. Said termination shall reserve unto Lessor, all of the rights and remedies available under Paragraph 28 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

     28. DEFAULT. If this lease is terminated in accordance with any of the terms herein (with the exception of Paragraph 27), or if Lessee vacates or abandons the Premises or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this lease, i.e. specifically the covenant for the payment of monthly rent, then, and in any of such events Lessor may with or without notice or demand, at Lessor's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee. In such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary). This lease if not otherwise terminated may immediately be declared by Lessor as terminated. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the costs of reletting, including necessary renovation and alteration of the leased Premises. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 21 and for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph 19) that would be owing to the end of the term, less any rental loss Lessee proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank, situated nearest to the Premises, plus one percent (1%). Lessor shall not be entitled to exercise any of the rights or remedies provided for herein before Lessee has been given an opportunity to cure the default upon which said remedies are based, which cure period shall be ten (10) days in the case of a monetary default and thirty (30) days in the case of a non-monetary default; provided, however, that in the event said non-monetary default cannot be cured within said thirty (30) day period but Lessee commences the cure when said thirty (30) day period and diligently prosecutes the same to completion, Lessee shall have such additional period of time as may be reasonably necessary to effect such cure.

     29. BINDING EFFECT. The parties hereto further agree with each other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 18 of this lease.

     It is also understood and agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

     30. HOLDING OVER. If Lessee holds possession of the Premises after term of this lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect 125% of the last month's rent payment. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice.

     31. ATTORNEY'S FEES. If any legal action is commenced to enforce any provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and disbursements.

     32. NO REPRESENTATIONS. The Lessor has made no representations or promises except as contained herein or in some future writings signed by Lessor.

     33. QUIET ENJOYMENT. So long as Lessee pays the rent and performs the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

     34. RECORDATION. Lessee shall not record this lease without the prior written consent of Lessor. However, at the request of Lessor or Lessee, both parties shall execute a memorandum or "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference. A copy of the Memorandum of Lease is attached hereto.

     35. MUTUAL PREPARATION OF LEASE. It is acknowledged and agreed that this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

     36. GOVERNING LAW. This lease shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

     37. DESIGN SERVICES. Lessor shall, at Lessor's expense, provide for design, documentation and contract administration in connection with all work to be done in the Premises in order to prepare the Premises for Lessee's effective occupancy. Lessor will furthermore contract with, and pay for the design and engineering services pertaining to structural, mechanical, electrical, and fire protection. Lessor shall, at Lessor's expense, furnish to Lessee, for Lessee's approval, all drawings necessary for the preparation of the Premises for Lessee's use and occupancy.

     38. TENANT IMPROVEMENT ALLOWANCE. The space will be completed in accordance with mutually agreed upon working drawings by a Lessor approved contractor. Lessee will be responsible for construction costs and will be provided an allowance of up to $7.50 per rentable square foot. The actual amount expended will be given to Lessee as a rent credit to be offset against rents commencing upon lease inception. Lessee shall provide Lessor copies of the actual invoices. This tenant improvement allowance is for Lessor provided HVAC and fire alarms, and tenant improvements, may include furniture, furnishings, or equipment. Lessor shall provide Lessee with a bid to do HVAC work in the Premises. Lessor shall also provide construction management for the tenant improvement work. Any tenant improvements in excess of this allowance shall be paid for by Lessee.

     39. CONTRACTOR'S AGREEMENT. Prior to commencement of any payment for tenant improvement work, Lessor will require unconditional lien releases from Lessee's contractor and all subcontractors (Exhibit C). In addition, Lessor will require Lessee or Lessee's contractor to provide certificates of insurance, executed copies of indemnification forms (Exhibit D) and Lessor's construction policies (Exhibit E) (attached).

     40. PARKING. Lessee shall be provided parking for thirty (30) cars inside the building garage. Twenty-six (26) of those stalls shall be at market rate and paid for by the Lessee. The remaining four (4) stalls shall be reserved for Lessee's exclusive use at no charge to Lessee. Lessee shall be provided eight (8) additional stalls within two (2) blocks of the building at the prevailing market rate. All parking inside the building shall be available to Lessee twenty-four (24) hours per day. If additional space is leased to Lessee in the 3131 Elliott Avenue Building, Lessee shall be provided additional parking at the rate of two (2) stalls per 1,000 rentable square feet, with one (1) stall per 750 rentable square feet inside the building garage, all at market rate and paid for by Lessee.

     41. OPTION TO TERMINATE. Lessee shall have the option to terminate this lease upon the expiration of the 60th month of the lease term by giving
Lessor six (6) months prior written notice of its intention to terminate.

     42. STORAGE. At Lessee's option, Lessor shall provide Lessee with approximately 1,000 square feet of storage space within two (2) blocks of the 3131 Elliott Avenue Building. Such storage shall be charged at the annual rate of $8.00 per square foot.

     43. ADJACENT SPACE. Upon request by Lessee, Lessor shall use its best efforts to provide Lessee, the balance of the 5th floor space occupied by Airborne Freight Corporation, comprised of an additional 4,258 rentable square feet. This expansion space shall be leased to Lessee under the same terms and conditions, including the rental rate contained herein with the exception of the tenant improvement allowance which shall be pro-rated over the balance of the initial five (5) year lease term.

     44. FIRST RIGHT OF REFUSAL. Lessee shall have a right of refusal to lease any available space within the 3131 Elliott Avenue Building subject to a first right of refusal granted to Airborne Freight Corporation. If Lessor has an interested party for that space, Lessor will notify Lessee accordingly and Lessee shall have ten (10) working days from receipt of said notice to respond either way. Rent for this space shall be at the same rental rate that Lessee is paying at the time for the other space under this lease through the 5th year of the lease term; provided, however, that the tenant improvement allowance shall be pro-rated for the remaining balance of the five (5) year term. Any such expansion space leased after the expiration of the initial five (5) year term shall be at the fair market rate for comparable space within the 3131 Elliott Avenue Building.

     45. BUILDING AMENITIES. Lessor agrees to proceed in good faith with all due diligence to secure permission from Airborne Freight Corporation to allow Lessee's use of Airborne's exercise facility and daycare center.

     46. REAL ESTATE COMMISSION. A real estate commission equivalent to $3.50 per rentable square foot for years 1-5 of the lease term and $1.75 per rentable square foot for years 6-10, is due Teutsch Partners for their services in negotiating this lease. In addition, Teutsch Partners is due a commission equivalent to 2 1/2% of the gross rental amount for any expansion space leased by Lessee during the initial three (3) years of the term of this lease. The commissions shall be paid directly by Lessee to Teutsch Partners, one half upon execution of the Lease and one half upon occupancy of the Premises, and the amount so paid shall be given to Lessee as a rent credit to be offset against rents beginning with the commencement of this lease.

     47. OPTION TO RENEW. Provided that Lessee is not in default under any terms and conditions of this lease, Lessor grants to Lessee the option to renew this lease for two successive five (5) year periods each of which option period shall commence upon the expiration of the immediately preceding lease term and shall be available to Lessee upon written notice to Lessor delivered no later than one-hundred eighty (180) days prior to the expiration of the then current lease term.

The lease shall be renewed for each option period on the same terms and conditions as this lease except for the base rental rate which shall be adjusted for each option period to the then current market rate for comparable office space in the 3131 Elliott Avenue Building, taking into consideration common rental concessions and tenant improvement allowances at the time.

     48. LESSOR CONSENT. Whenever this Lease requires Lessee to secure the consent of Lessor, unless specifically provided otherwise herein, the same shall not be unreasonably withheld.

     49. AMENDMENTS. This Agreement may not be amended or modified except by written instrument signed by the parties hereto.

     50. ENTIRETY. This Agreement, along with the exhibits hereto, represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and shall supersede all prior negotiations, discussions or agreements, including, but not limited to, that Letter of Intent dated
March 13, 1996.

     51. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.



/s/ MARTIN SELIG
- ----------------------------------     ------------------------------------
Martin Selig                           By:  /s/ FRANK RUFFO
                                          ---------------------------------
                                       Its: Vice President
                                          ---------------------------------

         "Lessor"                                          "Lessee"

Attachment

STATE OF WASHINGTON    )
                       )ss.
COUNTY OF KING         )

On this 29th day of April, 1996 before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, the individual who executed the within and foregoing instrument and acknowledged said instrument to be his free and voluntary act and deed for the uses and purposes therein mentioned.


[SEAL]                                /s/ NOELLE MRAMOR
                                      -------------------------------
                                      Notary Public in and for the
                                      State of Washington, residing at Seattle
                                      My commission expires: 2/15/2000


(Individual)
STATE OF WASHINGTON     )
                        )ss.
COUNTY OF KING          )

On this 29th day of April, 1996 before me, a Notary Public in and for the State of Washington, personally appeared Frank A. Ruffo, the individuals who executed the within and foregoing instrument, and acknowledged said instrument to be his/her/their free and voluntary act and deed for the uses and purposes therein mentioned.


                                      Catherine L. Pasquan
[SEAL]                                ----------------------------------------
                                      Notary Public in and for the
                                      State of Washington, residing at Seattle
                                      My commission expires: 3-30-99


(Partnership)
STATE OF WASHINGTON     )
                        )ss.
COUNTY OF               )

On this       day of                19   , before me, a Notary Public in and
for the State of                    , personally appeared                   ,
to me known to be partner(s) of                      , the partnership that
executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the partnership.


                                      ----------------------------------------
                                      Notary Public in and for the
                                      State of Washington, residing at
                                                                       -------
                                      ----------------------------------------
                                      My commission expires:-----------


(Corporation)
STATE OF WASHINGTON     )
                        )ss.
COUNTY OF               )

On this      day of            , 19   , before me, a Notary Public in and for
the State of                    , personally appeared                       ,
to me known to be the                      , respectively, of               ,
the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.


                                      ----------------------------------------
                                      Notary Public in and for the
                                      State of Washington, residing at
                                                                       -------
                                      ----------------------------------------
                                      My commission expires:
                                                            -----------
                                                     16
??